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EXHIBIT 21

WILSHIRE BANCORP, INC.

LIST OF WHOLLY OWNED SUBSIDIARIES

1.
Wilshire State Bank, a California state chartered commercial bank

2.
Wilshire Statutory Trust I, a Connecticut Statutory Trust

3.
Wilshire Statutory Trust II, a Delaware Statutory Trust

4.
Wilshire Statutory Trust III, a Delaware Statutory Trust

5.
Wilshire Statutory Trust IV, a Delaware Statutory Trust

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  EXHIBIT 21
WILSHIRE BANCORP, INC. LIST OF WHOLLY OWNED SUBSIDIARIES